Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
Exhibit. Supplemental Consolidating Financial Information
The following tables present the balance sheets as of September 30, 2021 and December 31, 2020, statements of operations and cash flows for the three and nine months ended September 30, 2021 and 2020, and Adjusted EBITDA for the three and nine months ended September 30, 2021 of Caesars Resort Collection, LLC (“CRC”), as it consolidates into CEI as a wholly-owned subsidiary. “Other Operations, Eliminations” presents the operations of CEI’s other subsidiaries, including eliminations of intercompany transactions. CEI consolidated balances do not include CRC until the period starting from July 20, 2020. The tables have been recast for all periods presented as Horseshoe Hammond no longer met the held for sale criteria in September 2021. See further discussion in Note 1 - Basis of Presentation, of Caesars Entertainment, Inc.’s quarterly report for the quarter ended September 30, 2021 on Form 10-Q. Additionally, reclassifications to Discontinued operations have not been presented for periods prior to the Merger.
The consolidating condensed balance sheets as of September 30, 2021 and December 31, 2020 are as follows:

	September 30, 2021			December 31, 2020
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$877	$195	$1,072	$392	$1,384	$1,776
Restricted cash and investments	22	280	302	9	2,012	2,021
Accounts receivable, net	341	97	438	267	75	342
Due from affiliates	—	—	—	613	(569)	44
Inventories	33	12	45	30	14	44
Prepayments and other current assets	149	107	256	159	94	253
Assets held for sale	25	3,787	3,812	871	712	1,583
Total current assets	1,447	4,478	5,925	2,341	3,722	6,063
Investments in and advances to unconsolidated affiliates	—	203	203	—	173	173
Property and equipment, net	11,744	2,785	14,529	12,165	2,570	14,735
Gaming rights and other intangibles, net	3,378	1,875	5,253	3,181	1,102	4,283
Goodwill	9,014	1,953	10,967	9,013	851	9,864
Other assets, net	1,469	616	2,085	1,443	(176)	1,267
Total assets	$27,052	$11,910	$38,962	$28,143	$8,242	$36,385
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$147	$193	$340	$112	$55	$167
Accrued interest	124	92	216	46	183	229
Accrued other liabilities	1,019	667	1,686	851	412	1,263
Due to affiliates	313	(313)	—	12	(12)	—
Current portion of long-term debt	67	3	70	67	—	67
Liabilities related to assets held for sale	11	2,655	2,666	548	239	787
Total current liabilities	1,681	3,297	4,978	1,636	877	2,513
Long-term financing obligation	11,171	1,240	12,411	11,064	1,231	12,295
Long-term debt	7,576	6,877	14,453	8,304	5,769	14,073
Long-term debt to related party	15	(15)	—	15	(15)	—
Deferred income taxes	1,455	(258)	1,197	1,223	(57)	1,166
Other long-term liabilities	574	396	970	682	622	1,304
Total liabilities	22,472	11,537	34,009	22,924	8,427	31,351
STOCKHOLDERS' EQUITY:
Caesars stockholders’ equity	4,570	320	4,890	5,202	(186)	5,016
Noncontrolling interests	10	53	63	17	1	18
Total stockholders’ equity	4,580	373	4,953	5,219	(185)	5,034
Total liabilities and stockholders’ equity	$27,052	$11,910	$38,962	$28,143	$8,242	$36,385

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)

The consolidating condensed statements of operations for the three months ended September 30, 2021 and 2020 are as follows:

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC (a)	Other Operations, Eliminations	CEI Consolidated
REVENUES:
Casino and pari-mutuel commissions	$1,042	$468	$1,510	$828	$153	$981
Food and beverage	295	52	347	117	10	127
Hotel	423	88	511	179	21	200
Other	283	34	317	150	(15)	135
Net revenues	2,043	642	2,685	1,274	169	1,443
EXPENSES:
Casino and pari-mutuel commissions	464	366	830	432	61	493
Food and beverage	175	35	210	87	5	92
Hotel	104	26	130	60	3	63
Other	109	5	114	70	(17)	53
General and administrative	326	160	486	308	30	338
Corporate	70	16	86	70	20	90
Depreciation and amortization	218	58	276	225	—	225
Transaction costs and other operating costs	14	7	21	118	102	220
Total operating expenses	1,480	673	2,153	1,370	204	1,574
Operating income (loss)	563	(31)	532	(96)	(35)	(131)
OTHER EXPENSE:
Interest expense, net	(421)	(158)	(579)	(422)	(63)	(485)
Loss on extinguishment of debt	(107)	(10)	(117)	—	(173)	(173)
Other income (loss)	(1)	(152)	(153)	(8)	17	9
Total other expense	(529)	(320)	(849)	(430)	(219)	(649)
Income (loss) from continuing operations before income taxes	34	(351)	(317)	(526)	(254)	(780)
Benefit (provision) for income taxes	(1)	91	90	(189)	51	(138)
Net income (loss) from continuing operations, net of income taxes	33	(260)	(227)	(715)	(203)	(918)
Discontinued operations, net of income taxes	10	(14)	(4)	(7)	—	(7)
Net income (loss)	43	(274)	(231)	(722)	(203)	(925)
Net income attributable to noncontrolling interests	(1)	(1)	(2)	(1)	—	(1)
Net income (loss) attributable to Caesars	$42	$(275)	$(233)	$(723)	$(203)	$(926)
____________________
(a)In connection with the Merger, CEOC, LLC has been contributed to CRC and the results for the periods presented have been recast as the contribution was between entities under common control.

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed statements of operations for the nine months ended September 30, 2021 and 2020 are as follows:

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC (a)	Other Operations, Eliminations	CEI Consolidated
REVENUES:
Casino and pari-mutuel commissions	$2,979	$1,329	$4,308	$1,979	$(557)	$1,422
Food and beverage	677	120	797	470	(280)	190
Hotel	930	192	1,122	527	(270)	257
Other	669	83	752	460	(286)	174
Net revenues	5,255	1,724	6,979	3,436	(1,393)	2,043
EXPENSES:
Casino and pari-mutuel commissions	1,339	772	2,111	1,206	(489)	717
Food and beverage	401	83	484	388	(234)	154
Hotel	256	61	317	199	(108)	91
Other	250	12	262	243	(180)	63
General and administrative	896	388	1,284	867	(364)	503
Corporate	171	57	228	167	(47)	120
Impairment charges	—	—	—	65	96	161
Depreciation and amortization	676	166	842	724	(400)	324
Transaction costs and other operating costs	51	62	113	155	88	243
Total operating expenses	4,040	1,601	5,641	4,014	(1,638)	2,376
Operating income (loss)	1,215	123	1,338	(578)	245	(333)
OTHER EXPENSE:
Interest expense, net	(1,255)	(479)	(1,734)	(1,058)	438	(620)
Loss on extinguishment of debt	(107)	(33)	(140)	—	(173)	(173)
Other income (loss)	(5)	(171)	(176)	(14)	13	(1)
Total other expense	(1,367)	(683)	(2,050)	(1,072)	278	(794)
Income (loss) from continuing operations before income taxes	(152)	(560)	(712)	(1,650)	523	(1,127)
Benefit (provision) for income taxes	71	96	167	(4)	(63)	(67)
Net income (loss) from continuing operations, net of income taxes	(81)	(464)	(545)	(1,654)	460	(1,194)
Discontinued operations, net of income taxes	(22)	(16)	(38)	(7)	—	(7)
Net income (loss)	(103)	(480)	(583)	(1,661)	460	(1,201)
Net (income) loss attributable to noncontrolling interests	(2)	—	(2)	3	(4)	(1)
Net income (loss) attributable to Caesars	$(105)	$(480)	$(585)	$(1,658)	$456	$(1,202)
____________________
(a)In connection with the Merger, CEOC, LLC has been contributed to CRC and the results for the periods presented have been recast as the contribution was between entities under common control.

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed statements of cash flows for the nine months ended September 30, 2021 and 2020 are as follows:

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC (a)	Other Operations, Eliminations	CEI Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by (used in) operating activities	$1,729	$(755)	$974	$(713)	$510	$(203)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment, net	(189)	(124)	(313)	(246)	151	(95)
Former Caesars acquisition, net of cash acquired.	—	—	—	—	(6,357)	(6,357)
Acquisition of William Hill, net of cash acquired	—	(1,551)	(1,551)	—	—	—
Purchase of additional interest in Horseshoe Baltimore, net of cash consolidated	—	(5)	(5)	—	—	—
Acquisition of gaming rights and trademarks	(262)	(20)	(282)	(65)	45	(20)
Proceeds from sale of businesses, property and equipment, net of cash sold	289	420	709	9	222	231
Proceeds from the sale of investments	—	206	206	—	—	—
Proceeds from insurance related to property damage	—	44	44	—	—	—
Investments in unconsolidated affiliates	—	(39)	(39)	—	(1)	(1)
Net cash used in investing activities	(162)	(1,069)	(1,231)	(302)	(5,940)	(6,242)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt and revolving credit facilities	108	1,200	1,308	3,817	5,948	9,765
Repayments of long-term debt and revolving credit facilities	(1,048)	(77)	(1,125)	(2,396)	(430)	(2,826)
Cash paid to settle convertible notes	—	(367)	(367)	—	(574)	(574)
Proceeds from sale-leaseback financing arrangement	—	—	—	3,219	—	3,219
Financing obligation payments	—	—	—	(58)	9	(49)
Transactions with parent	(117)	117	—	(4,384)	4,384	—
Debt issuance and extinguishment costs	—	(42)	(42)	—	(356)	(356)
Proceeds from issuance of common stock	—	—	—	—	772	772
Taxes paid related to net share settlement of equity awards	—	(33)	(33)	—	(8)	(8)
Net cash (used in) provided by financing activities	(1,057)	798	(259)	198	9,745	9,943

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Cash flows from operating activities	(16)	(39)	(55)	4	(1)	3
Cash flows from investing activities	(2)	(1,451)	(1,453)	(3)	—	(3)
Cash flow from financing activities	—	591	591	—	—	—
Net cash from (used in) discontinued operations	(18)	(899)	(917)	1	(1)	—
Change in cash, cash equivalents, and restricted cash classified as assets held for sale	—	10	10	(77)	77	—
Effect of foreign currency exchange rates on cash	—	31	31	—	—	—
Increase (decrease) in cash, cash equivalents and restricted cash	492	(1,884)	(1,392)	(893)	4,391	3,498
Cash, cash equivalents and restricted cash, beginning of period	411	3,869	4,280	1,422	(1,205)	217
Cash, cash equivalents and restricted cash, end of period	$903	$1,985	$2,888	$529	$3,186	$3,715
____________________
(a)In connection with the Merger, CEOC, LLC has been contributed to CRC and the results for the periods presented have been recast as the contribution was between entities under common control.

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The reconciliations of net income (loss) attributable to Caesars to Adjusted EBITDA for the three and nine months ended September 30, 2021 are as follows:

	Three Months Ended September 30, 2021			Nine Months Ended September 30, 2021
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
Net income (loss) attributable to Caesars	$42	$(275)	$(233)	$(105)	$(480)	$(585)
Net income attributable to noncontrolling interests	1	1	2	2	—	2
Discontinued operations, net of income taxes	(10)	14	4	22	16	38
Benefit for income tax	1	(91)	(90)	(71)	(96)	(167)
Other (income) loss	1	152	153	5	171	176
Loss on extinguishment of debt	107	10	117	107	33	140
Interest expense	421	158	579	1,255	479	1,734
Depreciation and amortization	218	58	276	676	166	842
Transaction costs and other operating costs	14	7	21	51	62	113
Stock-based compensation expense	18	3	21	37	27	64
Other items	10	10	20	32	20	52
Adjusted EBITDA	$823	$47	$870	$2,011	$398	$2,409